As filed with the Securities and Exchange Commission on October 19, 2020

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PHX MINERALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-10557755
(State or Other Jurisdiction Identification No.)	(IRS Employer of Incorporation)

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad L. Stephens

Chief Executive Officer

PHX Minerals Inc.

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(405) 948-1560

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Mark L. Jones, Esq.

Baker & Hostetler LLP

811 Main Street, Suite 1100

Houston, Texas 77002

Telephone: (713) 646-1395

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Class A Common Stock, $0.01666 par value per share	(1)(2)	(1)(2)		(3)
Preferred Stock	(1)	(1)		(3)
Debt Securities	(1)	(1)		(3)
Warrants	(1)	(1)		(3)
Units	(1)	(1)		(3)
Total Primary Offering			$ 9,372,500.00	(4)	$ 1,022.54
Secondary Offering:
Class A Common Stock, $0.01666 par value per share	153,375 shares (2)	$1.63 (5)(6)	$ 250,001.25		$ 27.28
Total Registration Fee (Primary and Secondary)			$ 9,622,501.25		$ 1,049.82

(1)

An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares and other securities that may be issued upon exercise, settlement, exchange or conversion of, or pursuant to the anti-dilution provisions of, securities offered or sold hereunder. These securities may also be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $75,000,000 or the equivalent in any other currency, currency unit or units or composite currency or currencies.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock and preferred stock being registered hereunder include such indeterminate number of shares of Common Stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.
(4)

Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act , the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s Registration Statement on Form S-3 (File No. 333-221370) declared effective on November 15, 2017 (the “2017 Registration Statement”). The 2017 Registration Statement registered the offer and sale of an indeterminate number or amount of common stock, preferred stock, warrants, debt securities and units, having an aggregate initial offering price of $75,000,000, a portion of which registered securities remain unsold as of the date of filing this registration statement. The registrant has determined to include in this registration statement $65,627,500 of the unsold securities under the 2017 Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes all of the Unsold Securities and the registrant is applying $8,170.62 of the previously paid filing fee associated with the Unsold Securities to this registration statement. The filing fee of $1,022.54 being paid herewith with respect to the primary offering relates to the $9,372,500 of newly registered securities. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the 2017 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the 2017 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2017 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)

With respect to the offering of shares of Common Stock by the selling stockholder named herein, the proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale price of shares of our Common Stock on October 13, 2020, of $1.63, as reported on the New York Stock Exchange (“NYSE”).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section  8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated October 19, 2020

PROSPECTUS

 $75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Selling Stockholder

153,375 Shares of Our Common Stock

This prospectus will allow us to issue up to an aggregate of $75,000,000 of our Common Stock, preferred stock, debt securities, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

This prospectus may also be used by the selling stockholder (as defined below), from time to time in one or more offerings, of up to 153,375 shares of our Common Stock held by such selling stockholder at prices and on terms that will be determined at the time of any such offerings. “Selling stockholder” refers to the selling stockholder named in this prospectus or in any supplement to this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling stockholder. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. We have agreed to bear certain expenses of the registration of the Common Stock, under the federal securities laws, on behalf of the selling stockholder.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of October 16, 2020, the aggregate market value of our Common Stock held by non-affiliates, or the public float, is approximately $47.15 million, which was calculated based on 21,729,136 shares of our outstanding Common Stock held by non-affiliates as of October 16, 2020, at a price of $2.17 per share, which was the closing price of our Common Stock on the NYSE on August 26, 2020. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our Common Stock is traded on the NYSE under the symbol “PHX.” On October 16, 2020, the last reported sales price of our Common Stock was  $1.63 per share.

The securities offered in this prospectus involve risks. You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the SEC as described in “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In addition, pursuant to such shelf registration process, certain selling stockholders may, from time to time, sell our securities in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also provide a prospectus supplement that will contain specific information about the terms of any offering by the selling stockholder. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the securities offered under this prospectus.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to PHX Minerals Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

ABOUT PHX MINERALS INC.

Overview

PHX Minerals Inc. is an Oklahoma City-based oil and natural gas mineral company with a strategy to proactively grow its mineral position in our core areas of focus. The Company owns approximately 253,000 net mineral acres principally located in Oklahoma, North Dakota, Texas, New Mexico and Arkansas. Approximately 71% of this mineral count is unleased and undeveloped.

Corporate Information

The Company’s principal executive offices are located at 1601 NW Expressway, Suite 1100, Oklahoma City, Oklahoma 73118, and its telephone number is (405) 948-1560.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be contained or incorporated by reference in any applicable prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in this prospectus or any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or any applicable prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management or that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. When used in this prospectus or any prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “predict,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus and any prospectus supplement. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and any prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus and any prospectus supplement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and other reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information about the Company is also available on the Company’s website, www.phxmin.com. Other than any SEC filings incorporated by reference in this prospectus, the information available on the Company’s website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to documents containing such information. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 23, 2020;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2019, and June 30, 2020, and on Form 10-Q/A for the quarterly period ended March 31, 2020;

•

our Current Reports on Form 8-K filed with the SEC on January 17, 2020, February 25, 2020, March 9, 2020, March 10, 2020, April 3, 2020, May 8, 2020, June 25, 2020, July 29, 2020, August 14, 2020, August 27, 2020, September 1, 2020, October 13, 2020, and October 14, 2020; and

•	The description of our Capital Stock in our Registration Statement on Form S-8, filed with the SEC on August 13, 2020.

All future documents, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01) before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

PHX Minerals Inc.

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

Attention: Corporate Secretary

Telephone: (405) 948-1560

USE OF PROCEEDS

The use of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

We will not receive any proceeds from the sale of our securities owned by the selling stockholder.

SELLING STOCKHOLDER

This prospectus also relates to the offer and sale from time to time of up to 153,375 shares of our Common Stock by the stockholder identified in the table below, who we refer to in this prospectus as the “selling stockholder.” The selling stockholder identified below may currently hold or acquire at any time shares of Common Stock in addition to those registered hereby.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below has or shares, directly or indirectly, voting and investment power with respect to the shares beneficially owned by them, subject to any applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 817 Irish Lane, Edmond, Oklahoma 73003.

The information in the table below (other than the percentage of our outstanding Common Stock beneficially owned) in respect of the selling stockholder was furnished by or on behalf of the selling stockholder and is as of October 12, 2020. Except as may be noted in this section, the selling stockholder has not, nor within the past three years has it had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholder upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholder(s).

The selling stockholder is not obligated to sell any of the shares of our Common Stock offered by this prospectus. Because the selling stockholder identified in the table may sell some or all of the shares of our Common Stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholder upon termination of this offering. In addition, subject to the Agreements for Purchase and Sale, dated as of August 24, 2020, between us and Red Stone Resources, LLC (the “Purchase Agreements”), the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. Therefore, for purposes of the following table we have assumed that the selling stockholder will sell all of the shares of our Common Stock beneficially owned by it that are covered by this prospectus, but will not sell any other shares of our Common Stock that it currently owns. Shares in the table below refer to shares of our outstanding Common Stock

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

	Common Stock
Name of Selling Stockholder	Number of Shares Beneficially Owned as of October 12, 2020	Number of Shares Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)	Percentage of Common Stock Beneficially Owned upon Completion of this Offering(1)
Red Stone Resources, LLC(2) (3)	153,375	153,375	-	*

*      Represents beneficial ownership of less than one percent of shares outstanding.

(1)

We do not know when or in what amounts the selling stockholder may offer shares of Common Stock for sale. The selling stockholder may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that the selling stockholder will sell all of its shares of our Common Stock covered by this prospectus.

(2)	In addition to the acquisitions effected between the Company and selling stockholder pursuant to the Purchase Agreements, the Company also acquired mineral assets from the selling stockholder in 2019.
(3)

Red Stone Resources, LLC (“RSR”) directly owns the reported securities and its principal business address is 817 Irish Lane, Edmond, Oklahoma 73003. STK Management LLC (“STK”) is the general partner, and owns 87%, of RSR. STK’s address is 817 Irish Lane, Edmond, Oklahoma 73003. Sanjit Bhattacharya and Topan Bhattacharya are listed as the managers of RSR in the RSR Operating Agreement, and Sanjit Bhattacharya is the sole member of STK. Sanjit Bhattacharya’s address is 5853 Chamberlyne Drive, Frisco, Texas 75034, and Topan Bhattacharya’s address is 6584 Sundown Trail, Frisco, Texas 75034.

PLAN OF DISTRIBUTION

We or the selling stockholder may use this prospectus and any accompanying prospectus supplement to sell the securities being offered hereby in and outside the United States through the following methods or by any other method permitted pursuant to applicable law:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

With respect to any offering by us and, to the extent required, with respect to any offering by the selling stockholder, the prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we or the selling stockholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholder may sell the securities directly. In this case, no underwriters or agents would be involved. In addition, any shares of Common Stock that qualify for sale by the selling stockholder pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. We or the selling stockholder may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities by us, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholder. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholder, and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or the selling stockholder may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of their businesses.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of what we consider to be the most important terms of our capital stock and some of the rights of our stockholders. This description summarizes the material terms and provisions of our capital stock. This summary does not purport to be complete and it may not describe every aspect of our capital stock, the rights of our stockholders or other information that may be important to you. It is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, each as amended and restated, and together referred to as our “Charter Documents,” which are incorporated by reference in this prospectus. For a complete description of our capital stock, we urge you to read our Charter Documents because they, and not this description, define the rights of holders of our capital stock. See “Where You Can Find More Information” for information on how to obtain copies of our Charter Documents.

We are authorized to issue up to 24,000,500 shares of Common Stock. As of October 16, 2020, there were 22,317,093 shares of our Common Stock issued and outstanding and an additional 300,235 shares of Common Stock reserved for issuance under the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan. All outstanding shares of Common Stock are fully paid and nonassessable.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.

Each outstanding share of our Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in our Certificate of Incorporation. Except as otherwise provided by the Oklahoma General Corporation Act, or OGCA, or our Charter Documents, if a quorum is present: (a) at a meeting of stockholders for an uncontested election of directors, directors shall be elected by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; (b) at a meeting of stockholders for a contested election of directors, directors shall be elected by a plurality of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (c) action on any matter other than the election of directors shall be approved by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the action.

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board. The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Under our Bylaws and the OGCA, our stockholders may take action without a meeting provided such action is approved by written consent signed by the holders of at least seventy-five (75%) of all outstanding shares of our Common Stock. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken to any stockholders who did not give their written consent.

Section 1056.B. of the OGCA provides that a written consent to elect directors may be used in lieu of holding an annual meeting of the stockholders only if the consent is unanimous or if “all of the directorships to which directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action.”

Our Bylaws can be adopted, amended or repealed by a majority of the whole board of directors or by the holders of 66 2/3% of the outstanding shares of Common Stock entitled to vote.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the Common Stock.

Dividends

The holders of Common Stock are entitled to receive dividends if, as and when declared by the board of directors out of funds legally available therefore, subject to the limitations contained in the OGCA and the dividend preferences of any outstanding shares of preferred stock, if any.

Redemption, Conversion Rights and Preemptive Rights

The holders of our Common Stock do not possess redemption rights, conversion rights or preemptive rights. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Other Provisions

The Common Stock to be offered by any applicable prospectus supplement has been, or will be, duly and validly authorized by the Company, and, upon issuance and sale in accordance with the applicable prospectus supplement, will be duly and validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare. Its address is Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202, and its telephone number is (502) 301-6000.

Listing

Our Common Stock is listed on the NYSE under the symbol “PHX.”

This section is a summary and may not describe every aspect of our Common Stock that may be important to you. We urge you to read applicable Oklahoma law and our Charter Documents because they, and not this description, define your rights as a holder our Common Stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Anti-Takeover Provisions of Our Charter Documents

Some provisions of Oklahoma law and our Charter Documents contain provisions that could make certain transactions, such as takeovers, more difficult. These provisions, which are summarized below, may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price of our shares. Therefore, these provisions could adversely affect the price of our securities.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary. With respect to the nomination of directors, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of stockholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Company, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, not later than 90 days nor more than 120 days prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Company. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or from otherwise attempting to obtain control of us.

No Cumulative Voting

The OGCA provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not expressly provide for cumulative voting. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Oklahoma Business Combination Statute

Under the OGCA, mergers, consolidations and sales of substantially all of the assets of an Oklahoma corporation must generally be approved by a vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon. We are subject to Section 1090.3 of the OGCA which restricts certain transactions between an Oklahoma corporation (or its majority owned subsidiaries) and a holder of 15% or more of the corporation’s outstanding voting stock, together with affiliates or associates thereof (excluding persons who were 15% stockholders on September 1, 1991, or who become such by action of the corporation alone).

In general, Section 1090.3 of the OGCA prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date the person became an interested stockholder, unless:

•

prior to the date the person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns stock having at least 85% of all voting power at the time the transaction commenced, excluding stock held by our directors who are also officers and stock held under certain employee stock plans; or

•

on or subsequent to the date of the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested stockholder.

An “interested stockholder” is defined, generally, as any person that owns stock having 15% or more of all of our voting power, any person that is an affiliate or associate of us and owned stock having 15% or more of all of our voting power at any time within the three-year period prior to the time of determination of interested stockholder status and any affiliate or associate of such person.

A “business combination” includes:

•	any merger or consolidation involving us and an interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder of 10% or more of our assets;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to an interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series or voting power owned by the interested stockholder;

•	the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through us; or

•	any share acquisition by the interested stockholder pursuant to Section 1090.1 of the OGCA.

The OGCA allows companies to exempt themselves from the requirements of Section 1090.3 of the OGCA by adopting an amendment to their Certificate of Incorporation. We have not adopted such an amendment.

Oklahoma Control Share Statute

Oklahoma law contains control share acquisition provisions in Sections 1145 through 1155 of the OGCA. In general, Section 1145 of the OGCA defines “control shares” as our issued and outstanding shares that, in the absence of the Oklahoma control share statute, would have voting power, when added to all of our other shares that are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, such voting power in the election of directors within any of the following ranges of voting power:

•	one-fifth (1/5) or more but less than one-third (1/3) of all voting power;

•	one-third (1/3) or more but less than a majority of all voting power; or

•	a majority of all voting power.

A “control share acquisition” means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, “control shares.” After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides that under most control share acquisition scenarios, “the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the stockholders of the issuing public corporation approve a resolution according the shares the same voting rights as they had before they became control shares.” Section 1153 of the OGCA provides the procedures for obtaining stockholder consent of a resolution of an “acquiring person” to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

Staggered Board of Directors

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board. The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Our Bylaws and Section 1027 of the OGCA permit the removal of any member of our board of directors only for cause. These provisions could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our Common Stock.

In addition, our Bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by a majority of the directors then in office, even if less than a quorum.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders, other than those required by Oklahoma law, may only be called by or at the request of the board of directors.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to reclassify any of our authorized and unissued capital stock into preferred stock in one or more series. For any particular series of preferred stock that we may issue, our board of directors will determine the rights, preferences and other material terms of that series of preferred stock, including:

•	the specific designation;

•	the number of shares offered;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends (if any);

•	the liquidation preference amount (if any);

•	the voting rights (if any);

•	the terms on which the series will be convertible into or exchangeable for other securities or property (if any);

•	the redemption terms (if any);

•	whether the preferred stock will be listed on any securities exchange or market;

•	whether the holders of the preferred stock will have registration rights;

•	whether the holders of the preferred stock will have preemptive rights; and

•	any other specific terms that apply to that series of preferred stock.

Although our board of directors has no intention to do so, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that any number of the holders of our Common Stock might believe to be in their best interest or in which the holders of our Common Stock might receive a premium for their shares of our Common Stock over the market price of our Common Stock. The board of directors, however, does not intend to issue blank check preferred stock for anti-takeover purposes in the future and, to the extent anti-takeover measures are ever contemplated, the board of directors will put such action to a vote of its stockholders. The issuance of preferred stock may adversely affect the holders of our Common Stock, including, without limitation, by restricting dividends on our Common Stock, diluting the voting power of our Common Stock or subordinating the liquidation rights of our Common Stock. As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement, and may modify or replace, the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security that you purchase.

General

The debt securities (“Debt Securities”) that we may issue will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). We anticipate that the Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures to be entered into between us and one or more trustees to be named in the applicable prospectus supplement, as trustee (each, a “Trustee”), and the indentures may be supplemented or amended from time to time following their execution. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.” The forms of Indenture give us broad authority to set the particular terms of each series of Debt Securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the Indentures. In addition, we anticipate that each Trustee will negotiate changes to our form of Indenture.

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The Debt Securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of the Company.

The Indentures provide that Debt Securities may be issued in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities may be convertible into our Common Stock or preferred stock.

We have summarized selected provisions of the Indentures below. The summary is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable Indenture, any supplemental Indenture, and certificates evidencing the applicable Debt Securities which are filed as exhibits to the registration statement that includes this prospectus. You should read the Indentures, any supplemental Indentures and the certificates evidencing the applicable Debt Securities for provisions that may be important to you. Capitalized terms used in this summary have the meanings specified in the Indentures.

Information You Will Find in the Prospectus Supplement

A prospectus supplement, the applicable Indenture and the supplemental Indenture, if any, relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	any limit on the aggregate principal amount of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•

whether the Debt Securities are convertible into our Common Stock or preferred stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture or any supplemental Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our senior debt, including the Senior Debt Securities, and it may also be senior or subordinated in right of payment to any or all of our other subordinated debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of senior debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for registration of transfer or exchange (duly endorsed or with the form of transfer or exchange endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such exchange or transfer will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing, or (2) register the transfer of any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

•

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

•

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

•	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of us or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

•

the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

1.

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

2.

failure to pay any interest on any Debt Securities of that series when due, continues for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

3.

failure to deposit any sinking fund payment when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

4.	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

5.

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continues for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

6.

any Debt is not paid within any applicable grace period after final maturity or is accelerated by its Holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;

7.

any judgment or decree for the payment of money in excess of $20.0 million is entered against us, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

8.	certain events of bankruptcy, insolvency or reorganization affecting us.

Additional or different Events of Default applicable to a series of Debt Securities may be described in a prospectus supplement. An Event of Default of one series of Debt Securities is not necessarily an Event of Default for any other series of Debt Securities.

Unless we indicate otherwise in a prospectus supplement, if an Event of Default with respect to the Outstanding Debt Securities of any series occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

1.	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

2.

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

3.

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any Holders of the Debt Securities in certain circumstances, including:

•	to evidence the succession under the Indenture of another Person to us and to provide for its assumption of our obligations to Holders of Debt Securities;

•

to make any changes that would add any additional covenants of us for the benefit of the Holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

•	to add any additional Events of Default;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to secure the Debt Securities;

•	to establish the form or terms of any series of Debt Securities;

•	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

•	to cure any ambiguity, defect or inconsistency; or

•	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series. Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of Maturity to such date;

•	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

•

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in the two clauses above, of the amount described in such clause); and

•	certain Debt Securities, including those owned by us or any of our affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all Outstanding Debt Securities of any series issued thereunder, when:

•	either:

o

all Outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

o

all Outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

•

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default as a result of our bankruptcy, insolvency or reorganization, at any time until 121 days after such deposit;

•

such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

•	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second through fifth bulleted clauses above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company, as such, shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

The Trustee

We anticipate that we will enter into the Indentures with one or more Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplement indenture for a particular series of Debt Securities. We may retain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The Holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Common Stock, preferred stock or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any Common Stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: shares of Common Stock or preferred stock, debt securities, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•

the terms of the units and of any of our Common Stock, preferred stock, debt securities or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Derrick & Briggs, LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Independent Accountants

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2019, and the effectiveness of our internal control over financial reporting as of September 30, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Petroleum Engineers

The information incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2019, relating to the Company’s oil, NGL and natural gas reserves, has been so incorporated in reliance on the report of DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, given on the authority of said firm as experts in petroleum engineering.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Selling Stockholder

153,375 Shares of Our Common Stock

, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions.

SEC Registration Fee	$1,049.82
Printing costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees	*
Miscellaneous	*
*
Total	*

*Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Any estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement. All of the above expenses will be borne by the Company.

Item 15. Indemnification of Directors and Officers.

Section 1031 of the OGCA sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

Article IX of our Bylaws provides that we shall indemnify any individual who is or was our director, officer, employee or agent, and any individual who serves or served at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him or her in connection with any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in our right in which the individual was adjudged liable to us, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

We have entered into indemnity agreements with each of our executive officers and our directors. These agreements provide for indemnification to the extent permitted by the OCGA.

Item 16. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of PHX Minerals Inc.
3.2	Amended and Restated By-Laws of PHX Minerals Inc.	8-K	001-31759	3.2	10/13/2020
4.1

Description of PHX Minerals Inc. equity securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to this Registration Statement)

4.2**	Certificate of Designation of Preferred Stock
4.3**	Form of Senior Note
4.4*	Form of Senior Indenture
4.5**	Form of Subordinated Note
4.6*	Form of Subordinated Indenture
4.7**	Form of Warrant Agreement
4.8**	Form of Warrant Certificate
4.9**	Form of Unit Agreement
5.1*	Opinion of Derrick & Briggs, LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of DeGolyer and MacNaughton
23.3*	Consent of Derrick & Briggs, LLP (included in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)
25.1***	Form T-1 Statement of Eligibility of Trustee for the Indenture

* Filed herewith.

** To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

***To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

Item 17. Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1) (ii) above may be contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[Paragraph omitted]

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on October 19, 2020.

PHX Minerals Inc.

/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chad L. Stephens and Ralph D’Amico, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Chad L. Stephens	Chief Executive Officer	October 19, 2020
Chad L. Stephens	(Principal Executive Officer)

/s/ Ralph D’Amico	Chief Financial Officer, Treasurer and Secretary	October 19, 2020
Ralph D’Amico	(Principal Financial and Accounting Officer)

/s/ Mark T. Behrman		October 19, 2020
Mark T. Behrman	Director

/s/ Lee M. Canaan		October 19, 2020
Lee M. Canaan	Director

/s/ Peter B. Delaney		October 19, 2020
Peter B. Delaney	Director

/s/ Christopher T. Fraser		October 19, 2020
Christopher T. Fraser	Director